Exhibit 10.1

Execution Version

NOTE PURCHASE AGREEMENT

by and among

GOLUB CAPITAL BDC 3 ABS 2022-1 LLC

and

DEUTSCHE BANK SECURITIES INC.

Dated as of January 25, 2022

NOTE PURCHASE AGREEMENT

January 25, 2022

Deutsche Bank Securities Inc.

One Columbus Circle

New York, NY 10019-8735

Ladies and Gentlemen:

Golub Capital BDC 3 ABS 2022-1 LLC, a Delaware limited liability company (the “Issuer”), plans to issue U.S.$252,000,000 in principal amount of Class A Senior Secured Floating Rate Notes due 2030 (the “Issued Notes”) pursuant to the Indenture referred to below. The Issuer also expects to issue U.S.$149,750,000 in principal amount of Subordinated Notes due 2122 (the “Subordinated Notes” and, together with the Issued Notes, the “Notes”), pursuant to the Indenture referred to below.

Capitalized terms used but not defined herein shall have the meanings set forth or incorporated by reference in the Final Offering Circular (as defined below) or, if not defined in the Final Offering Circular, then in the Indenture. In addition, “Direct Purchase Notes” means the Subordinated Notes, which will be placed directly by the Issuer on or about the Closing Date, and “Subject Notes” means the Notes other than the Direct Purchase Notes. DBSI (as defined below) is not acting as initial purchaser or placement agent for the Direct Purchase Notes.

The Issuer proposes to sell to Deutsche Bank Securities Inc. (“DBSI”) the Subject Notes (DBSI, as the initial purchaser of the Subject Notes, being referred to herein as the “Initial Purchaser”) in the aggregate principal amounts and at the purchase price percentages set forth in Schedule I attached to this note purchase agreement (this “Agreement”). The Issuer has been advised by the Initial Purchaser that the Initial Purchaser proposes to resell the Subject Notes subject to the terms and conditions set forth herein. DBSI is additionally acting as Sole Structuring Advisor, Lead Left Arranger and Bookrunner for the offering of the Subject Notes.

The Notes will be issued pursuant to an Indenture, dated as of January 25, 2022 (as the same may be supplemented or otherwise modified from time to time, the “Indenture”), by and between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

The Issued Notes will be secured by certain assets and rights and proceeds thereof pledged by the Issuer to the Trustee (for and on behalf of the Secured Parties) under the Indenture (collectively, the “Collateral”).

The Notes will be offered and sold without being registered under the Securities Act in reliance on certain exemptions from the registration requirements thereof. In connection with the offer and sale of the Notes, the Issuer has prepared and delivered to the Initial Purchaser, for delivery to prospective investors in the Notes, (a)(i) a first preliminary offering circular dated December 17, 2021 and (ii) a second preliminary offering circular dated January 13, 2022 (such preliminary offering circulars, collectively, including all amendments or supplements thereto, or revisions thereof, and any accompanying exhibits, collectively, the “Preliminary Offering Memoranda” and, each, a “Preliminary Offering Circular”), and (b) a final offering circular dated January 21, 2022 (such final offering circular, including all amendments or supplements thereto, or revisions thereof, and any accompanying exhibits, collectively, the “Final Offering Circular”), describing, among other things, the terms of the Notes, the Indenture, the Assets, the Issuer, the offering of the Notes and certain investment considerations.

1.	Representations and Warranties.

(a)           The Issuer represents and warrants to, and agrees with, the Initial Purchaser that, as of the date hereof, as of the Time of Sale and as of the Closing Date, as applicable (it being understood that, except as expressly stated below, any representations and warranties with respect to any Preliminary Offering Circular are as of the dates thereof, any representations and warranties with respect to the Final Offering Circular are as of the date thereof and as of the Closing Date and any representations and warranties with respect to the Time of Sale Information are as of their respective dates):

(i)            Each Preliminary Offering Circular relating to the Notes as of the date thereof does not, the Final Offering Circular as of its date and as of the Closing Date (as defined in Section 3 herein) does not and the Time of Sale Information (as defined in Section 8 herein) as of its respective dates, does not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation is made with respect to (A) the information concerning the Collateral Manager and its Affiliates defined in each Preliminary Offering Circular and the Final Offering Circular as the “CM Offering Circular Information” (collectively, the “Manager Information”), (B) the statements in, or any omissions from, the Initial Purchaser Information (as defined in Section 8(a) herein) or (C) the omission of certain transaction-specific information which was not available as of the date of any Preliminary Offering Circular, including the Interest Rate applicable to the Issued Notes. The “Time of Sale” means 2:28 P.M. EST on January 14, 2022 (i.e. the date and time the first contract of sale for the Offered Notes was entered into as designated by the Initial Purchaser).

(ii)           The Issuer has been duly formed and is validly existing and in good standing as a limited liability company formed under the laws of the State of Delaware, and the Issuer has and will have, as of the Closing Date, the requisite limited liability company power and authority to own its assets, to conduct its business as described in the Final Offering Circular and to execute, deliver and perform its obligations under this Agreement, the Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, each Subordinated Note Purchase Agreement, any Master Loan Sale Agreements and the other documents delivered in connection therewith (collectively, the “Transaction Documents”) to which it will be a party, the Notes, and any purchase agreements, subscription agreements or the equivalent between the Issuer and the purchaser of the Notes named therein, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on such authorization, execution, delivery or performance by the Issuer.

(iii)          On the Closing Date, the Notes (and the issue and sale of the Notes) will have been duly authorized by the Issuer and, when the Notes are delivered and paid for pursuant to this Agreement and registered in the note register for the Notes, they will have been duly executed, authenticated, issued and delivered in accordance with the Indenture and will constitute valid and legally binding obligations of the Issuer entitled to the benefits provided by the Indenture, and enforceable in accordance with their terms, subject to bankruptcy, insolvency, winding-up, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This Agreement has been duly authorized by the Issuer and, when executed and delivered by the Issuer and the other parties hereto, will constitute a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, winding-up, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. As of the Closing Date, each of the other Transaction Documents will have been duly authorized by the Issuer and, when executed and delivered by the Issuer and the other parties thereto, will constitute a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, winding-up, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. On the Closing Date, the terms of the Notes and the terms of each Transaction Document described in the Final Offering Circular will conform to the descriptions of the terms of such Notes and the terms of each such Transaction Document as set forth in the Final Offering Circular.

(iv)          The issuance and sale of the Notes, the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Notes and the Transaction Documents will not contravene any provision of any applicable law, rule or regulation of any government or any governmental body, or any judgment, order or decree of any governmental body, agency or court (domestic or foreign) having jurisdiction over the Issuer, or materially contravene its formation documents or any agreement or other instrument binding upon the Issuer or any of its properties, and no consent, approval, registration, authorization, certificate, license, permit or order of, or qualification with, any governmental body or agency, self-regulatory organization, court or tribunal (collectively, “Approvals”) is or will be required for the performance by the Issuer of its obligations under this Agreement, the Notes, the Indenture and the other Transaction Documents or the ownership and use of the Issuer’s assets or the conduct of its business, except (x) such Approvals as have been obtained under the laws of the State of Delaware, (y) such Approvals as may be required under state securities or “blue sky” laws in any jurisdiction in connection with the purchase and resale of the Notes, and, (z) such other Approvals as have been obtained and are in full force and effect.

(v)           The Issuer has obtained all necessary Approvals of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, agencies or bodies, all self-regulatory organizations and all courts and other tribunals (in each case, whether domestic or foreign) required for the issue and sale of the Notes, the execution, delivery or performance by the Issuer of the Transaction Documents and the consummation of the transactions contemplated therein, and to own and use assets and to conduct its business in the manner described in the Final Offering Circular.

(vi)          There are no legal or governmental proceedings, actions or suits pending against or affecting the Issuer or any of its assets or, to the Issuer’s best knowledge after due inquiry, no such actions, suits or proceedings are threatened or contemplated.

(vii)         Assuming that (A) the representations, warranties and covenants made by or on behalf of the Initial Purchaser herein are true and correct and have been and will be complied with, (B) the representations, warranties and covenants deemed to be made by the purchasers of the Notes and required to be made by the purchasers of the Notes in the related representation are true and correct and will be complied with and (C) the Notes are offered and sold in accordance with the Final Offering Circular, no registration of the Notes under the Securities Act or qualification of an indenture under the U.S. Trust Indenture Act of 1939, as amended, is required for the offer, sale, issuance, resale and delivery of the Notes in the manner contemplated by this Agreement.

(viii)        The Issuer has not taken, directly or indirectly, any action prohibited by Rule 102 of Regulation M under the Exchange Act.

(ix)           Assuming that (A) the representations, warranties and covenants made by or on behalf of the Initial Purchaser herein are true and correct and have been and will be complied with, (B) the representations, warranties and covenants deemed to be made by the purchasers of the Notes and required to be made by the purchasers of the Notes in the related representation are true and correct and will be complied with and (C) the Notes are offered and sold in accordance with the Final Offering Circular, the Notes are not required to be registered under the Securities Act of 1933 pursuant to one or more exemptions under Section 4(a)(2) of the Securities Act or Rule 144A or Regulation S under the Securities Act, as applicable, as of the Closing Date.

(x)            The statements set forth in the Final Offering Circular under the headings “U.S. Federal Income Tax Considerations” insofar as they purport to describe matters of law or legal conclusions with respect thereto are correct in all material respects.

(xi)           None of the Issuer, its affiliates as defined in Rule 501(b) of Regulation D under the Securities Act (each, an “Affiliate”) or any Person acting on its or their behalf (except that no representation is made with respect to the Initial Purchaser) has engaged in or will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Issuer and its Affiliates and any Person acting on its or their behalf (except that no representation is made with respect to the Initial Purchaser) have complied and will comply with the offering restrictions requirements of Rule 903 of Regulation S. The Issuer has not entered into any contractual agreement with respect to the distribution of the Notes other than this Agreement.

(xii)          None of the Issuer, its Affiliates or any Person acting on its or their behalf has directly, or (assuming compliance by the Initial Purchaser pursuant to Section 7 herein) through any agent (other than the Initial Purchaser), (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act or (B) engaged in any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Notes or sold, offered for sale or solicited offers to buy Notes in any manner involving a “public offering” within the meaning of Section 4(a)(2) of the Securities Act.

(xiii)         (A) The Issuer is not, and will not be, required as a result of the offer and sale of the Notes, to register as, an “investment company” under the Investment Company Act, and (B) neither the Issuer nor the pool of Assets is, or will immediately after giving effect to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, be, “controlled” by an “investment company” as defined in the Investment Company Act.

(xiv)         The Issuer has no present intention to solicit any offer to buy or to offer to sell any securities of the same or a similar class as any of the Notes.

(xv)          Based on the representations of the Initial Purchaser in Section 7 (solely with respect to the Subject Notes) and other factors that the Issuer may deem necessary and appropriate, the Issuer has a reasonable belief that (A) initial sales of the Notes to Persons that are U.S. persons (as defined in Regulation S) will be limited to persons that are Qualified Institutional Buyers who are also Qualified Purchasers (or entities owned exclusively by Qualified Purchasers) (each, a “QIB/QP”) or, in the case of Certificated Notes only, persons that are institutional accredited investors (each an “IAI” or an “Institutional Accredited Investor”) meeting the requirements of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and Qualified Purchasers (each, an “IAI/QP”), and (B) subsequent transfers of the Notes to Persons that are U.S. persons will be limited to persons that are QIB/QPs or, in the case of Certificated Notes only, IAI/QPs.

(xvi)        No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in a Preliminary Offering Circular, the Final Offering Circular or the Time of Sale Information has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xvii)        (A) The purchase and sale of the Subject Notes pursuant to this Agreement (including the determination of the offering price of the Subject Notes and any related discounts and commissions) is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Initial Purchaser, on the other, (B) in connection therewith and with the process leading to such transaction, the Initial Purchaser is and has been acting solely as principal and not as an agent or fiduciary of the Issuer or any other person, (C) the Initial Purchaser has not assumed nor shall it assume an advisory, agency or fiduciary responsibility in favor of it or any other person with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising it on other matters) or any other obligation to the Issuer or any other person except the obligations expressly set forth in this Agreement, (D) the Initial Purchaser has not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering contemplated hereby and the Issuer has consulted its own legal and financial advisors to the extent it deemed appropriate and agrees that it is solely responsible for making its own independent judgments, investigations and/or appraisals with respect to the transactions contemplated hereby, including without limitation with respect to issues of tax, legal, regulatory and accounting treatment, and the Initial Purchaser shall not have any responsibility or liability to the Issuer with respect to any legal, accounting, regulatory, investment or tax matters, (E) the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated under this Agreement and the other Transaction Documents, and (F) the Issuer agrees and acknowledges that the Initial Purchaser and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and that the Initial Purchaser shall not have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship. The Issuer agrees that it will not claim that the Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Initial Purchaser with respect to the subject matter of this clause. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Initial Purchaser with respect to any breach or alleged breach of agency or fiduciary duty.

(xviii)     The Issuer has provided a written representation (the “Rule 17g-5 Representation”) to each Hired NRSRO that satisfies the requirements of Rule 17g-5(a)(3)(iii) (“Rule 17g-5”) under the U.S. Exchange Act. The Issuer has complied, or has caused its agents and advisors to comply on its behalf, with the representations, certifications and covenants made to the Hired NRSROs in connection with the Rule 17g-5 Representation. “Hired NRSRO” means KBRA.

(xix)         The Issuer has authorized the Initial Purchaser to use the Offering Materials (as defined in Section 8 herein) in connection with the offer and resale of the Subject Notes.

(xx)          The authorized and issued membership interests or other equity capital of the Issuer is as described in the Final Offering Circular and all of its issued membership interests or other equity capital has been validly issued and is fully paid, to the extent applicable.

(xxi)         No event has occurred or is continuing which would, had the Notes already been issued (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement), constitute an Event of Default (under and as defined in the Indenture).

(xxii)        On the Closing Date (A) the Issuer has the power to grant a security interest in the Assets and has taken all necessary actions to authorize the granting of that security interest; (B) the Issuer is the sole owner of the Assets, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest granted pursuant to the Indenture (and those being released on the Closing Date) or as otherwise contemplated by the Indenture; (C) the Trustee has a valid and perfected first priority security interest in the Assets (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Issuer gives the notices and takes the action required of it under relevant law for perfection of that interest), subject to no prior security interest, lien or encumbrance except as contemplated by the Indenture (and those being released on the Closing Date); and (D) the performance by the Issuer of its obligations under the Indenture will not result in the creation of any security interest, lien or other encumbrance on any Assets except as contemplated by the Indenture.

(xxiii)       The Issuer is not a foreign issuer within the meaning of Regulation S.

(xxiv)       Each certificate representing a Note shall bear the legend contemplated by the Final Offering Circular for the time period and upon the other terms stated in the Final Offering Circular.

(xxv)        The Issuer is not, and immediately after giving effect to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents the Issuer will not be, required to be registered under the United States Commodity Exchange Act, as amended, as a “commodity pool”.

(xxvi)       The issuance, offering and sale of the Notes will not involve any non-exempt prohibited transaction (as such term is defined in Section 406(a) of ERISA and Section 4975(c)(1)(A)-(D) of the United States Internal Revenue Code of 1986, as amended). The Issuer does not maintain an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to ERISA.

(xxvii)      The Issuer has not made and will not make any invitation to any member of the public in the Cayman Islands, within the meaning of Section 175 of the Companies Law (as amended) of the Cayman Islands, to subscribe for the Notes.

(xxviii)     The Issuer has complied with all agreements, performed all obligations, and satisfied all conditions on its part required to be complied with, performed or satisfied on or before the Closing Date pursuant to the Indenture and this Agreement.

(xxix)       Neither the Collateral Manager nor the Issuer has engaged, or caused any other Person to engage, any third-party to provide “due diligence services” as defined under Rule 17g-10(d)(1) of the Exchange Act (“Due Diligence Services”) in connection with the offering of the Notes other than Deloitte & Touche LLP (“Deloitte”), who performed certain agreed-upon procedures in respect of certain Collateral Obligations, and delivered to the Collateral Manager, the Issuer and the Initial Purchaser a signed report entitled “Independent Accountants’ Report on Applying Agreed-Upon Procedures”, dated December 22, 2021 (the “Third-Party Due Diligence Report”), which Third-Party Due Diligence Report has been delivered to the Initial Purchaser. The Collateral Manager and the Issuer have complied with Rule 15Ga-2 of the Exchange Act with respect to the Third-Party Due Diligence Report, other than any breach arising from a breach by the Initial Purchaser of the representation set forth in Section 7(d) of this Agreement, and GCP HS Fund, as sponsor (“GCPHS”), has furnished to the Commission pursuant to EDGAR the Form ABS-15G (together with any revision or amendment thereof or any supplement thereto, the “Form ABS-15G”).

(xxx)         The Issuer has caused Deloitte to provide a Form ABS Due Diligence-15E in respect of the Due Diligence Services performed by it in connection with the offering of the Notes (the “Form ABS-15E Certification”) to the Collateral Manager, the Issuer and the Initial Purchaser on December 22, 2021; and the Issuer posted, or caused to be posted, the Form ABS-15E Certification to the website established by the Issuer for purposes of compliance with Rule 17g-5 as required by Rule 17g-5(a)(3)(iii)(A)-(E) and promptly delivered the Form ABS-15E Certification to each nationally recognized statistical rating organization that has provided the written request for the Form ABS-15E Certification contemplated by Rule 17g-10(c)(1) or (2) under the Exchange Act as required by Rule 17g-10(c).

2.	Offer and Sale of Subject Notes.

The Initial Purchaser has advised the Issuer that it will make an offering of the Subject Notes on the terms to be set forth in the Final Offering Circular and as soon as is practicable (and advisable, in the sole judgment of the Initial Purchaser) before the Closing Date.

3.	Purchase and Delivery; Commission; Closing; Fee.

(a)            The Issuer hereby irrevocably agrees to sell to the Initial Purchaser, and the Initial Purchaser irrevocably agrees, in reliance upon the representations, warranties and covenants herein contained and subject to the conditions hereinafter stated, to purchase from the Issuer the Subject Notes in the aggregate principal amounts and at the purchase price percentages set forth on Schedule I.

Payment for the Subject Notes to be purchased by the Initial Purchaser shall be made by the Initial Purchaser in U.S. Dollars by wire transfer of the purchase price therefor in immediately available funds to the U.S. Dollar account to be designated by the Issuer not later than 1:00 p.m., New York City time, on January 25], 2022, or on such other date or at such other time as the Initial Purchaser and the Issuer may otherwise agree (such date being herein called the “Closing Date”) against delivery to the Trustee, as custodian for The Depository Trust Company (“DTC”), of the Regulation S Global Notes for the respective accounts of the DTC participants for Euroclear and Clearstream and the Rule 144A Global Notes, as custodian for DTC, in each case at the offices of Dechert LLP, 100 North Tryon St., Suite 4000, Charlotte, NC 28202 at or prior to 1:00 p.m., New York City time, on the Closing Date.

(b)            The Subject Notes sold to the Initial Purchaser shall be issued and sold free from all liens, charges and encumbrances, equities and other third party rights of any nature whatsoever, together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement.

(c)            The Issuer covenants and agrees with the Initial Purchaser that on the Closing Date, the Issuer will pay from the proceeds of issuance of the Subject Notes or cause to be paid in U.S. Dollars, the fees (which may be deducted from the purchase price paid by investors or reflected in a discount from the purchase price paid by the Initial Purchaser) and expenses described in the engagement letter, dated January 13, 2022, between DBSI and the Collateral Manager (as may be amended or otherwise modified from time to time, the “Engagement Letter”), in consideration of the services rendered by DBSI, as the Initial Purchaser, under this Agreement (the “Structuring and Advisory Fee”), and repay the Initial Purchaser for payments by it on behalf of the Issuer of the expenses specified in Section 6, by wire transfer in immediately available funds to the account specified by the Initial Purchaser.

4.	Conditions to Closing.

The obligation of the Initial Purchaser under this Agreement to purchase the Subject Notes will be subject to (i) the accuracy as of the date hereof and the Closing Date (as if made at the Closing Date) of the representations and warranties on the part of the Issuer hereunder, (ii) the performance by the Issuer of its obligations hereunder and (iii) the satisfaction of the following additional conditions precedent, in each case, as determined to the satisfaction of the Initial Purchaser:

(a)           Prior to the Closing Date, the Issuer shall have prepared and delivered the Final Offering Circular to the Initial Purchaser for delivery to prospective investors in the Notes.

(b)           The Closing Date occurs on or prior to January 25, 2022 (unless an extension of the Closing Date has been agreed by the Initial Purchaser and the Issuer).

(c)            On the Closing Date, the Issued Notes have been assigned a rating of at least “A(sf)” by KBRA.

(d)           The Initial Purchaser shall have received on the Closing Date a negative assurance letter of King & Spalding LLP, dated as of the Closing Date, in form and substance satisfactory to the Initial Purchaser.

(e)            The Initial Purchaser shall have received on the Closing Date opinions of Dechert LLP, in its capacity as special U.S. counsel and special U.S. tax counsel to the Issuer, the Collateral Manager, the BDC and the Retention Holder, dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

(f)            The Initial Purchaser shall have received on the Closing Date a negative assurance letter of Dechert LLP, in its capacity as special U.S. counsel to the Issuer, dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

(g)           The Initial Purchaser shall have received on the Closing Date opinions of Clark Hill PLC, in its capacity as Delaware counsel to the Issuer, dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

(h)           The Initial Purchaser shall have received on the Closing Date a duly executed Officer’s Certificate of the Collateral Manager, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

(i)            The Initial Purchaser shall have received on the Closing Date a corporate opinion and a negative assurance letter of Dechert LLP, as counsel to the Collateral Manager, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

(j)            The Initial Purchaser shall have received on the Closing Date an opinion of Nixon Peabody LLP, counsel to Deutsche Bank Trust Company Americas, in its capacity as Trustee and Collateral Administrator, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

(k)           The Initial Purchaser shall have received on the Closing Date the Risk Retention Letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser.

(l)            The Indenture shall have been executed and delivered by the parties thereto in form reasonably satisfactory to the Initial Purchaser, an executed version of the Indenture shall have been delivered to the Initial Purchaser and the Indenture shall be in full force and effect.

(m)          The other Transaction Documents to be entered into on the Closing Date shall have been executed and delivered by the parties thereto in form reasonably satisfactory to the Initial Purchaser, executed versions of such agreements shall have been delivered to the Initial Purchaser and each such agreement shall be in full force and effect.

(n)           The Initial Purchaser shall have received satisfactory evidence that the Issuer has issued the Issued Notes and the Subordinated Notes.

(o)           The Issuer shall have executed and delivered to DTC executed letters of representations with respect to the Notes in form reasonably satisfactory to the Initial Purchaser.

(p)           The Initial Purchaser shall have received payment in immediately available funds of the Structuring and Advisory Fees and the Initial Purchaser and such other parties referred to in Section 6 hereof shall have received payment in immediately available funds of the fees and the expenses described in Section 6 (or amounts shall have been deposited in an expense reserve for the payment thereof).

(q)           Each of the conditions precedent to the issuance of the Notes set forth in Section 3.1 of the Indenture shall be satisfied or waived by the Initial Purchaser as of the Closing Date.

(r)            There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Issuer or the Collateral Manager and their respective subsidiaries that, in the Initial Purchaser’s judgment, is material and adverse and that makes it, in the Initial Purchaser’s judgment, impracticable to market or sell any of the Notes on the terms and in the manner contemplated in the Final Offering Circular.

(s)           The Subject Notes are qualified for offer and sale under the securities laws of such jurisdictions as the Initial Purchaser has requested.

(t)            None of the following events shall have occurred: (A) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or Euronext Dublin, (B) trading of any securities of the Issuer shall have been suspended on any substantial U.S. exchange or in any over-the-counter market, (C) a material disruption in securities settlement, payment or clearance services in the United States or the United Kingdom shall have occurred, (D) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (E) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchaser, is materially adverse and which, singly or together with any other event specified in this clause (E), makes it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offer, sale or delivery of the Subject Notes on the terms and in the manner contemplated in the Final Offering Circular.

(u)           The Initial Purchaser shall have received on the Closing Date evidence, which may be in the form of a certificate, in form and substance reasonably satisfactory to the Initial Purchaser, dated the Closing Date and signed by an authorized officer of the Collateral Manager to the effect that:

(i)            the Issuer has entered into commitments to purchase Collateral Obligations with an Aggregate Principal Balance of at least $375,357,200 on or about the Closing Date.

(ii)           the Collateral Manager has examined the Final Offering Circular; and

(iii)          the Manager Information in the Final Offering Circular, as of the date thereof (including as of the date of any supplement thereto on or prior to the date of the certificate) and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)           Prior to the Closing Date, the Issuer shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

The Issuer will furnish the Initial Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchaser may reasonably request.

5.	Covenants of the Issuer; Certain Additional Representations, Warranties and Covenants.

In further consideration of the agreements of the Initial Purchaser herein contained with respect to the Notes, the Issuer covenants (and, in respect of clauses (w) and (y) below, represents and covenants) as follows:

(a)           To furnish the Initial Purchaser, without charge, as soon as practicable during the Offering Period (as defined in paragraph (c) below), as many copies of the Final Offering Circular and any supplements and amendments thereto as the Initial Purchaser may reasonably request.

(b)           During the Offering Period, before amending, supplementing or otherwise modifying a Preliminary Offering Circular or the Final Offering Circular, to furnish to the Initial Purchaser a copy of each such proposed amendment, supplement or other modification, and to make no such proposed amendment or supplement to which the Initial Purchaser reasonably objects after receipt thereof.

(c)            If, during the period after the date hereof and prior to the date on which all of the Subject Notes have been sold by the Initial Purchaser (the “Offering Period”), any event shall occur or condition shall exist that makes it necessary to amend or supplement a Preliminary Offering Circular or the Final Offering Circular (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances when a Preliminary Offering Circular or the Final Offering Circular (each, as then amended or supplemented) was or is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement a Preliminary Offering Circular or Final Offering Circular to comply with law, to (i) prepare and furnish, at its own expense, to the Initial Purchaser, subject to prior review by the Initial Purchaser pursuant to Section 5(b) above, either amendments or supplements to a Preliminary Offering Circular or the Final Offering Circular so that the statements in a Preliminary Offering Circular or Final Offering Circular, as applicable, as so amended or supplemented, will not, in the light of the circumstances when a Preliminary Offering Circular or the Final Offering Circular, as applicable, was or is delivered to a purchaser, be misleading or so that a Preliminary Offering Circular or Final Offering Circular will comply with applicable law and (ii) instruct the Initial Purchaser promptly to suspend the solicitation of offers to purchase the Subject Notes until such amendments or supplements are prepared and furnished to the Initial Purchaser.

(d)           Except as otherwise delivered to Intex Solutions, Inc. pursuant to Section 10.6(h) of the Indenture, not to publish or disseminate any material in connection with the offering of the Notes (except as otherwise provided in clause (b) above) unless the Initial Purchaser shall have consented to the publication or use thereof.

(e)           To advise the Initial Purchaser, promptly after the Issuer receives notice or obtains knowledge thereof, of the suspension of the qualification of the Subject Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose and, in the event of the issuance of any order suspending any such qualification, to use its best efforts to obtain its withdrawal promptly.

(f)            To prepare and furnish to the Initial Purchaser promptly, upon the reasonable request of the Initial Purchaser, any amendments of or supplements to the Final Offering Circular that in the opinion of the Initial Purchaser, may be reasonably necessary to enable the Initial Purchaser to continue to sell the Subject Notes, subject to the approval of counsel to the Issuer and to the Initial Purchaser, as applicable.

(g)           Promptly to take such action as the Initial Purchaser shall reasonably request to qualify the Subject Notes for offer and sale under the laws of such jurisdictions as the Initial Purchaser may request and to maintain such qualifications in effect for so long as required for the resale of the Subject Notes by the Initial Purchaser, except that the Issuer shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction.

(h)           To hold the Initial Purchaser harmless against any documentary, stamp or similar transfer or issue tax, including any interest and penalties, on the issue, sale and delivery of the Subject Notes in accordance with the terms of this Agreement and on the execution and delivery of the Transaction Documents which are or may be required to be paid under the laws of the United States or any political subdivision or taxing authority thereof or therein.

(i)            All payments to be made by the Issuer hereunder shall be made in U.S. Dollars, at such place as indicated by the Initial Purchaser, without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed or levied by or on behalf of the United States or any taxing authority therein, unless the Issuer shall pay such additional amounts as may be necessary in order that the net amounts after such withholding or deduction shall equal the amounts that would have been payable if no such withholding or deduction had been made.

(j)            So long as the Notes are Outstanding, (i) not to become or own or control an investment company required to be registered under the Investment Company Act, and (ii) not to (and to cause the Issuer’s Affiliates not to) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of the Notes or any “security” (as defined in the Securities Act) which (A) is or will be integrated with the sale of the Notes in a manner which would require the registration of the Notes under the Securities Act, or (B) would cause the offer and sale of the Notes pursuant to this Agreement to fail to be entitled to the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

(k)           To not solicit any offer to buy, offer, sell, contract to sell or otherwise dispose of Notes by means of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act) or in any manner involving a “public offering” within the meaning of Section 4(a)(2) of the Securities Act.

(l)            To comply with all of its covenants and agreements contained in the Transaction Documents.

(m)          To not (and to cause its Affiliates and any Person acting on its or their behalf to not) engage in any “directed selling efforts” (as that term is defined in Regulation S) with respect to the Notes or enter into any contractual agreement with respect to the distribution of the Notes, and to comply (and to cause its Affiliates and any Person acting on its or their behalf to comply) with the offering restrictions requirements of Rule 903 of Regulation S for any Note offered under Regulation S (provided that the Issuer does not give such covenant on behalf of the Initial Purchaser to the extent that the Initial Purchaser is acting on its behalf).

(n)           During the Offering Period, to extend, and to use commercially reasonable efforts to cause the Collateral Manager to extend, to each prospective investor the opportunity to ask questions of, and receive answers from, the Issuer and the Collateral Manager concerning their respective businesses, management and financial affairs, and the Notes and the terms and conditions of the offering thereof, and to obtain any information such prospective investors may consider necessary in making an informed investment decision or in order to verify the accuracy of the information set forth in any Preliminary Offering Circular or the Final Offering Circular, to the extent the Issuer or the Collateral Manager, as the case may be, possesses the same or can acquire it without unreasonable effort or expense; provided, however, that the Issuer will permit, and will use its best efforts to cause the Collateral Manager to permit, representatives of the Initial Purchaser to be present at, or participate in, any meeting or telephone conference between the Issuer or the Collateral Manager and any prospective investor, and will give the Initial Purchaser reasonable notice thereof, and the Issuer will not furnish, and will use its best efforts to cause the Collateral Manager not to furnish, any such written information to any prospective investor without first giving the Initial Purchaser a reasonable opportunity to review and comment on such information.

(o)           Not to solicit any offer to buy from or offer to sell to any Person any Subject Notes, except through the Initial Purchaser.

(p)           So long as the Issuer is not a reporting company under Section 13 or Section 15(d) of the U.S. Exchange Act, or exempt from reporting pursuant to Rule 12g3-2(b) under the U.S. Exchange Act, upon the request of a noteholder or beneficial owner, the Issuer shall provide such noteholder or beneficial owner and a prospective purchaser designated by such noteholder or beneficial owner, the information required to be delivered pursuant to Rule 144A under the Securities Act.

(q)           With respect to the Issuer: (i) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

(r)            To provide instructions to DTC that it take the following (or similar) actions with respect to the Rule 144A Global Notes:

(i)            ensure that all CUSIP numbers identifying the Rule 144A Global Notes have a “fixed field” attached thereto that contain “3c7” and “144A” indicators;

(ii)           indicate by means of the marker “3c7” in the DTC 20-character security descriptor and the DTC 48-character additional descriptor that sales of the Rule 144A Global Notes are limited to QIB/QPs;

(iii)          where the DTC deliver order ticket sent to purchasers by DTC after settlement is physical, print the 20-character security descriptor on it; where the DTC deliver order ticket is electronic, employ a “3c7” indicator and make a user manual containing a description of the relevant restriction available to participants;

(iv)          ensure that DTC’s Reference Directory contains an accurate description of the restrictions on the holding and transfer of the holding and transfer of the Notes when due to the Issuer’s reliance on the exclusion to registration provided by Section 3(c)(7) of the Investment Company Act;

(v)           send an “Important Notice” outlining the Section 3(c)(7) restrictions applicable to the Rule 144A Global Notes to all DTC participants in connection with the initial offering;

(vi)          ensure that DTC’s Reference Directory includes each Class of Notes (and the applicable CUSIP numbers for the Notes) in the listing of Section 3(c)(7) issues together with an attached description of the limitations as to the distribution, purchase, sale and holding of the Notes; and

(vii)         to deliver to the Issuer a list of all DTC participants holding an interest in the Rule 144A Global Notes.

(s)            To provide instructions to Bloomberg LP that it take the following (or similar) actions with respect to any Bloomberg screen containing information about the Rule 144A Global Notes:

(i)            the “Note Box” on the bottom of the “Security Display” page describing the Rule 144A Global Notes shall state: “Iss’d Under 144A/3c7”;

(ii)           the “Security Display” page shall have the flashing red indicator “See Other Available Information”;

(iii)          the indicator shall link to the “Additional Security Information” page, which shall state that the Notes “are being offered to persons who are both (x) qualified institutional buyers (as defined in Rule 144A under the Securities Act) and (y) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940)”; and

(iv)          a statement on the “Disclaimer” page for the Global Notes shall appear that the Notes will not be and have not been registered under the Securities Act, that the Issuer has not been registered under the Investment Company Act and that the Rule 144A Global Notes may only be offered or sold in accordance with Section 3(c)(7) of the Investment Company Act.

(t)            To give direction to any third-party vendor, of which it is aware, to ensure that any other third-party vendor screens containing information about the Rule 144A Global Notes contain information about the Rule 144A Global Notes substantially similar to the information set forth in clauses (i) and (iii) of Section 5(s).

(u)           In the case of the Issuer, to cause its agents and advisors (including, without limitation, the Collateral Manager) to comply with the representations, certifications and covenants made by it in each engagement letter with the Hired NRSROs in connection with Rule 17g-5 in all material respects, and make accessible to any non-hired nationally recognized statistical rating organization all information provided to each Hired NRSRO in connection with the issuance and monitoring of credit ratings on the Issued Notes in accordance with Rule 17g-5.

(v)           To not offer any of the Notes in or to its own or any affiliated participant-directed employee plan.

(w)          Neither the Issuer nor any of its subsidiaries (collectively, the “Companies”) nor any director, officer, or employee thereof, nor, to the Companies’ knowledge, any, agent, affiliate or representative of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(i)            the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(ii)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Crimea, Cuba, Iran, Libya, North Korea, Russia, Sudan, and Syria).

(x)            The Companies (including its directors, officers, or employees, and to the Companies’ knowledge, any, agent, affiliate or representative of the Company) have complied, in all material  respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the “Anti-Money Laundering Laws”). No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Companies (including its directors, officers, or employees, and to the Companies’ knowledge, any, agent, affiliate or representative of the Company) or anyone acting on its behalf in relation to a breach of the Anti-Money Laundering Laws, or, to their knowledge, threatened.

(y)           No Company (including their directors, officers, or employees, and to the Company's knowledge, any, agent, affiliate or representative of the Company) or anyone acting on behalf of it has engaged in any activity, or will take any action, directly or indirectly, which would breach applicable anti-bribery and corruption laws and regulations, including but not limited to the U.S. Foreign and Corrupt Practices Act 1977, as amended, and the Bribery Act 2010 of the United Kingdom (the “Anti-Bribery and Corruption Laws”).

(i)            The Companies (including their directors, officers, or employees, and to the Companies knowledge, any, agent, affiliate or representative of the Companies) have each conducted their businesses in compliance with Anti-Bribery and Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all Anti-Bribery and Corruption Laws and with the representation and warranty contained herein.

(ii)           No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Companies (including their directors, officers, or employees, and to the Companies knowledge, any, agent, affiliate or representative of the Companies) or anyone acting on its behalf in relation to a breach of the Anti-Bribery and Corruption Laws, or, to the knowledge of such Company, threatened.

(iii)           The Companies (including their directors, officers, or employees, and to the Companies knowledge, any, agent, affiliate or representative of the Companies) shall not directly or indirectly use, lend or contribute the proceeds from the sale of the Notes for any purpose that would breach the Anti-Bribery and Corruption Laws.

(z)            The Companies shall use the proceeds from the sale of the Notes in the manner described in the Final Offering Circular under the section “Use of Proceeds”, and shall not, directly or indirectly, use the proceeds of the offering of Notes, or lend, contribute or otherwise make available such proceeds of the offering of Notes to any subsidiary, joint venture partner or other Person:

(i)            to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii)            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(aa)         The Issuer on behalf of the Companies represent that the Companies, for the past 5 years, have not knowingly engaged in and is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

6.	Fees and Expenses.

The Issuer covenants and agrees with the Initial Purchaser that the Issuer will pay, or cause to be paid, on the Closing Date all expenses incident to the issuance of the Notes and to the performance of its obligations under the Notes and under the Transaction Documents including: (a) the preparation, printing and distribution of each Preliminary Offering Circular, the Final Offering Circular and any other Offering Materials (as defined in Section 8 herein) and all amendments and supplements thereto (except as otherwise provided herein); (b) all fees and expenses in connection with the filing and qualification of the Notes for offering and sale under applicable securities laws as provided herein, including, without limitation, any “blue sky” and legal investment memoranda and any other agreements or documents in connection with the offering, purchase, sale and delivery of the Notes; (c) the fees and disbursements of Dechert LLP, special U.S. counsel to the Collateral Manager, the Issuer and the Retention Holder, Clark Hill PLC, as Delaware counsel to the Issuer, and King & Spalding LLP, as counsel to the Initial Purchaser; (d) the fees and disbursements of the Issuer’s accountants, if any, in connection with the delivery of any Accountants’ Report or otherwise; (e) the fees and disbursements of Deutsche Bank Trust Company Americas, including without limitation in its capacity as the Trustee, and Nixon Peabody LLP, its counsel; (f) the fees and disbursements of the Collateral Manager; (g) the fees and expenses incurred in connection with obtaining ratings for the Issued Notes required or expected to be rated as of the Closing Date as specified in the Final Offering Circular; (h) all fees and expenses incurred in connection with the incorporation or organization of the Issuer; (i) all costs and expenses incurred in the preparation, issuance, printing and delivery of the Notes, the Transaction Documents, the representation letters and all other documents relating to the issuance, purchase and sale of the Subject Notes to the Initial Purchaser and the initial resale of the Subject Notes; (j) any investor discounts that the Initial Purchaser and the Collateral Manager agree shall be borne by the Issuer; and (k) all other costs and expenses incident to the performance by the Issuer of its various obligations hereunder, under the Notes and under the Transaction Documents, as applicable, which are not otherwise specifically provided for in this Section 6. The Issuer will also pay or cause to be paid on the Closing Date any transfer, stamp or value-added taxes, and any related interest and penalty incident thereto, in each case, payable in connection with the transactions contemplated hereby. Such payments shall be made from the proceeds of the offering of the Subject Notes promptly upon receipt of such proceeds by wire transfer of immediately available funds to an account specified by the Initial Purchaser. To the extent that the fees and expenses payable by the Issuer pursuant to this Section 6 on the Closing Date cannot be determined as of the Closing Date, the Issuer shall pay such amounts promptly following written request therefor by the Initial Purchaser, or any other applicable party, following the Closing Date in accordance with the Priorities of Payments. Notwithstanding the foregoing, if the Closing Date does not occur, the parties hereto acknowledge and agree that the fees and expenses of DBSI described in this Section 6 shall be paid pursuant to and in the manner provided in the Engagement Letter.

7.	Offering of Subject Notes; Restrictions on Transfer; Certain Agreements of the Initial Purchaser.

The Initial Purchaser of the Subject Notes, represents, warrants and covenants that:

(a)            (i) it is an IAI/QP, (ii) it acknowledges that the Subject Notes have not been and will not be registered under the Securities Act and (iii) the Subject Notes may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A under the Securities Act or another exemption from the registration requirements of the Securities Act;

(b)            it has offered, sold, placed and delivered the Notes (other than the Direct Purchase Notes) and will offer, sell, place and deliver the Notes (i) as part of its distribution at any time and (ii) otherwise, until 40 days after the later of the Closing Date and the commencement of the offering of the Notes pursuant hereto (such period, the “Distribution Compliance Period”), only in accordance with (A) Rule 903 of Regulation S or (B) Rule 144A to persons whom it reasonably believes to be both (1) Qualified Institutional Buyers, and (2) Qualified Purchasers or entities owned exclusively by Qualified Purchasers (or to persons it reasonably believes to be acting as a fiduciary or agent for a Qualified Institutional Buyer that is also a Qualified Purchaser) or (C) pursuant to another exemption from the registration requirements of the Securities Act;

(c)            at or prior to confirmation of sale of any Notes that are Subject Notes, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases such Notes during the Distribution Compliance Period a written confirmation or notice to substantially the following effect:

“The Notes covered hereby have not been and will not be registered under the Securities Act and (A) may not be offered, sold, resold, delivered or transferred within the United States or to, or for the account or benefit of, U.S. persons as such term is defined in Regulation S, except in accordance with Rule 144A under the Securities Act or another exemption from the registration requirements of the Securities Act, to Persons that are Qualified Purchasers purchasing for their own account or for the accounts of one or more Qualified Institutional Buyers or Institutional Accredited Investors (acquiring Certificated Notes), for which the purchaser is acting as fiduciary or agent and (B) may be sold or resold, as the case may be, in offshore transactions to non-U.S. persons that are Qualified Purchasers in reliance on Regulation S. In addition, no Rule 144A Global Note may at any time be held by or on behalf of any U.S. person that is not both a Qualified Institutional Buyer and a Qualified Purchaser and no Regulation S Global Note may at any time be held by or on behalf of U.S. persons.”;

(d)            it has not engaged any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Subject Notes (other than with respect to the Third-Party Due Diligence Report);

(e)            neither it nor its Affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Subject Notes, and the Initial Purchaser, its Affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S;

(f)            it has not offered, sold or delivered and will not offer, sell or deliver the Subject Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;

(g)           with respect to offers, placements and sales outside the United States, (i) it understands that no action has been or will be taken in any jurisdiction by the Initial Purchaser or the Issuer that would permit a public offering of the Subject Notes, or possession or distribution of any Preliminary Offering Circular or Final Offering Circular or any other offering or public material relating to the Subject Notes in any country or jurisdiction where action for that purpose is required; and (ii) the Initial Purchaser will comply with the requirements of the legends set forth in the forefront of each Preliminary Offering Circular and the Final Offering Circular;

(h)           any stabilization action undertaken by the Initial Purchaser with respect to the Subject Notes will comply with applicable law and regulations; it being understood and agreed that the Initial Purchaser is not under an obligation to engage in any stabilization activity; and

(i)            it has not made and will not make any invitation to the public in the Cayman Islands to subscribe for the Notes, within the meaning of Section 175 of the Companies Law (as amended) of the Cayman Islands.

8.	Indemnification and Contribution.

(a)            The Issuer agrees to indemnify and hold harmless the Initial Purchaser and each affiliate of the Initial Purchaser that assists in the distribution of the Subject Notes, each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the U.S. Exchange Act, or is under common control with, or is controlled by, the Initial Purchaser, and each officer and director of the Initial Purchaser (collectively, the “Agent Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses as and when incurred by any Agent Indemnified Party) (i) relating to any suit, action or proceeding or any claim asserted, whether joint or several, that arises out of or is based upon any breach of any of the representations and warranties of the Issuer contained herein, or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any Offering Materials (as defined below), or caused by any omission or alleged omission in any Offering Materials of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (including any losses arising out of or based upon the Issuer’s failure to perform its obligations under Section 5(c) of this Agreement). With respect to clause (i) above, the Issuer will not be responsible for any losses, claims, damages or liabilities of any Agent Indemnified Party that are finally judicially determined to have resulted from the gross negligence, willful misconduct or bad faith of such Agent Indemnified Party. With respect to clause (ii) above, the Issuer will not be responsible to the Initial Purchaser for any losses, claims, damages or liabilities that are caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished to the Issuer in writing by the Initial Purchaser expressly for use in any Preliminary Offering Circular or the Final Offering Circular under the headings “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving DBSI and its Affiliates”, and in the second sentence of the twelfth paragraph and in the thirteenth paragraph of the section of the section “Plan of Distribution” (with respect to the Initial Purchaser, the “Initial Purchaser Information”).

“Time of Sale Information” means (i) the Preliminary Offering Memoranda, (ii) the investor presentation materials in the file labeled “Golub Capital Recurring Revenue Lending Q2 2021”, “Golub Capital CLO Middle Market Overview - November 2021”, “Summary of Converted Deals_Q2 2021” and “GC Originations Sponsor Finance vs. LSL 2Q 2021”, (iii) one or more reports on Form ABS-15G furnished on EDGAR with respect to the transaction contemplated by this Agreement and (iv) any document incorporated by reference therein or any amendment or supplement thereto and any other materials distributed by the Initial Purchaser to prospective purchasers of the Notes (including, but not limited to data room files and intex files). “Offering Materials” means the Final Offering Circular and the Time of Sale Information. This indemnity agreement shall be in addition to any liability that the Issuer may otherwise have.

(b)           The Initial Purchaser agrees to indemnify and hold harmless the Issuer, its officers, managers, members, authorized representatives and directors and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the U.S. Exchange Act (the “Issuer Indemnified Parties”), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any Offering Materials or caused by any omission or alleged omission in any Offering Materials of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but, in each case, only with respect to the Initial Purchaser Information.

(c)            In the event any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. Following such notice, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed by the indemnifying party as they are incurred. Such firm shall be designated in writing by the Initial Purchaser, in the case of parties indemnified pursuant to Section 8(a), and by the Issuer, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability subject to indemnification hereunder by reason of such settlement or judgment. Notwithstanding the preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable to any indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Subject Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Subject Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Subject Notes before deducting expenses received directly by the Issuer, on the one hand, and the total discounts, commissions and placement and other fees received by the Initial Purchaser, in respect thereof, on the other hand, bear to the aggregate offering price of the Subject Notes. The relative fault of the Issuer, on the one hand, and of the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Issuer, on the one hand, or by the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Each of the parties hereto agrees that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall the Initial Purchaser be required to contribute any amount in excess of the amount by which (A) the Structuring and Advisory Fee (to the extent actually received by the Initial Purchaser) exceeds (B) the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations and warranties of the Issuer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Agent Indemnified Party or on behalf of any Issuer Indemnified Party or (iii) acceptance of any payment for any of the Subject Notes. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

9.	Termination.

The Initial Purchaser, in its absolute discretion, may terminate this Agreement at any time on or prior to the delivery of and payment for the Subject Notes by notice to the Issuer if (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or Euronext Dublin, (b) trading of any securities of the Issuer shall have been suspended on any substantial U.S. exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States or the United Kingdom shall have occurred, (d) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, (e) the Issuer fails or refuses to comply with the terms of, or to fulfill any conditions of, this Agreement, (f) there shall have occurred a terrorist attack or similar hostilities against the United States and/or its citizens and/or their respective properties within the states and territories of the United States or in foreign countries, any outbreak or escalation of hostilities or any other insurrection or armed conflict involving the United States, or any change in financial markets, political or economic conditions, currency exchange rates or controls or any calamity or crisis, in each case, that, in the sole judgment of the Initial Purchaser, is materially adverse and which, singly or together with any other event specified in this clause (f), makes it, in the judgment of the Initial Purchaser impracticable or inadvisable to proceed with the offer, sale or delivery of the Subject Notes on the terms and in the manner contemplated in the Final Offering Circular, or (g) the Issuer shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto.

If this Agreement is terminated by the Initial Purchaser because of any failure or refusal on the part of the Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer shall be unable to perform its obligations under this Agreement (other than as a result of a default by the Initial Purchaser hereunder), the Issuer shall be obligated to reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except for any liability arising before or in relation to such termination.

10.	[Reserved].

11.	Submission to Jurisdiction, Waiver of Immunity, Waiver of Jury Trial, Venue.

(a)           Each of the parties hereto irrevocably submits, to the extent permitted by applicable law, to the exclusive jurisdiction of any New York state or United States federal court sitting in the City of New York (and any appellate court thereof) in any suit, action or proceeding arising out of or relating to this Agreement, the Offering Materials or the Notes. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Issuer hereby agrees that any service of any summons and complaint and any other process that may be served in any such action or proceeding may be made, to the extent permitted by applicable law, by delivering by hand or certified or overnight mail a copy of such process to the Issuer at the Issuer’s address at CT Corporation System, 28 Liberty Street New York, NY 100005 or such other address in the State of New York as the Issuer shall notify the Initial Purchaser, in writing. The Issuer agrees that such service shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this paragraph shall affect or limit any right to serve process in any manner permitted by law, to bring proceedings in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. To the fullest extent permitted by applicable law, the Issuer agrees that a final judgment obtained in any such court described above in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other manner provided by law.

(b)           To the extent that any of the parties hereto has or hereafter may acquire any immunity from jurisdiction of any such court referred to above, or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

(c)           Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred to above.

(d)           Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the parties hereby (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of a Proceeding, seek to enforce the foregoing waiver; and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

12.	Survival.

The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the parties hereto pursuant to this Agreement, shall remain in full force and effect (in the case of the Issuer, regardless of any investigation or any statements as to the results thereof made by or on behalf of the Initial Purchaser or any officer, director, employee or controlling Person of the Initial Purchaser) and will survive delivery of and payment for the Subject Notes. The provisions of Sections 6, 8, 12, 15, 16 and 17 shall survive the termination of this Agreement.

13.	Notices.

All communications hereunder shall be in writing and:

(a)           if sent to the Initial Purchaser, shall be sufficient in all respects if delivered, sent by registered mail or facsimile and confirmed to Deutsche Bank Securities Inc. at One Columbus Circle, New York, New York 10019-8735; Attention: Global Markets, New Issue CLO Desk, or at any other address previously furnished in writing to the Issuer and the Trustee by DBSI;

(b)           if sent to the Issuer, shall be sufficient in all respects if delivered, sent by registered mail or facsimile and confirmed to the Issuer at Golub Capital BDC 3, Inc., 200 Park Avenue, 25th Floor, New York, New York 10166,; with a copy to the Collateral Manager as set forth below; or

(c)           if sent to the Collateral Manager, who shall receive a copy of all the foregoing notices, shall be sufficient in all respects if delivered, sent by registered mail to it at: Golub Capital BDC 3, Inc., 200 Park Avenue, 25th Floor, New York, New York 10166,.

14.	Miscellaneous.

(a)           If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be at the rate at which in accordance with normal banking procedures the Initial Purchaser could purchase U.S. Dollars with such other currency in the City of New York on the Business Day preceding that on which final judgment is given. The obligations of the Issuer in respect of any sum due from it to the Initial Purchaser shall, notwithstanding any judgment in a currency other than U.S. Dollars, not be discharged until the first Business Day, following receipt by the Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Initial Purchaser may in accordance with normal banking procedures purchase U.S. Dollars with such other currency; if the U.S. Dollars so purchased are less than the sum originally due to the Initial Purchaser hereunder, the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Initial Purchaser against such loss. If the U.S. Dollars so purchased are greater than the sum originally due to the Initial Purchaser hereunder, the Initial Purchaser agrees to pay to the Issuer an amount equal to the excess of the U.S. Dollars so purchased over the sum originally due to the Initial Purchaser hereunder.

(b)           If this Agreement is executed by or on behalf of any party hereto by a Person acting under a power of attorney given him by such party, such Person hereby states that at the time of execution hereof he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

(c)           This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Agreement. Furthermore, the parties agree that this Agreement may be executed and delivered by electronic signatures and that any electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

(d)           This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to Section 8 hereof, the officers, directors and controlling persons thereof, and no other person will have any right or obligation hereunder.

(e)           The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof.

(f)            This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the laws of the State of New York.

15.	Limited Recourse.

Notwithstanding any other provision hereof, the obligations of the Issuer under this Agreement are from time to time and at any time limited in recourse to the Collateral available at such time and amounts derived therefrom. To the extent the Collateral is not sufficient to meet the obligations of the Issuer in full, after application of the Collateral in accordance with the provisions of the Indenture, the Issuer shall have no further obligations hereunder and any outstanding obligations of, and any remaining claims against, the Issuer shall be extinguished and shall not revive. The obligations of the Issuer hereunder are solely the limited liability company obligations of the Issuer and no action may be taken against any director, manager, member, officer, agent, authorized person, shareholder, noteholder or administrator thereof with respect to the obligations of the Issuer hereunder. This Section 15 shall survive the termination of this Agreement.

16.	Non-Petition.

The Initial Purchaser agrees not to institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year or, if longer, the applicable preference period then in effect, and one day after payment in full of all Notes issued under the Indenture; provided, however, that nothing in this Section 16 shall preclude, or be deemed to estop, the Initial Purchaser (i) from taking any action prior to the expiration of the applicable preference period in (A) any case or proceeding voluntarily filed or commenced by the Issuer, or (B) any involuntary insolvency proceeding filed or commenced against the Issuer by a Person other than the Initial Purchaser or any of its affiliates, or (ii) from commencing against the Issuer or any properties of the Issuer any legal action which is not a bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium or liquidation proceeding. This Section 16 shall survive the termination of this Agreement.

17.	Special Resolution Regime.

In the event that the Initial Purchaser becomes subject to a proceeding under a U.S. special resolution regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from the Initial Purchaser will be effective to the same extent as the transfer would be effective under the U.S. special resolution regime if the Agreement (and any interest and obligation in or under, and any property securing, the Agreement) were governed by the laws of the United States or a state of the United States. In the event that the Initial Purchaser becomes subject to a proceeding under a U.S. special resolution regime, default rights with respect to this Agreement that may be exercised against the Initial Purchaser are permitted to be exercised to no greater extent than the default rights could be exercised under the U.S. special resolution regime if the Agreement were governed by the laws of the United States or a state of the United States.

Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement among the parties hereto.

Very truly yours,

GOLUB CAPITAL BDC 3 ABS 2022-1 LLC

By: Golub Capital BDC 3, Inc., its designated manager

By:	/s/ Christopher C. Ericson
Name:	Christopher C. Ericson
Title:	Chief Financial Officer

[Note Purchase Agreement]

Agreed and accepted at New York, New York, as of the date first above written:
DEUTSCHE BANK SECURITIES INC.,
as the Initial Purchaser

By:	/s/ Matthew Wiesner
Name:	Matthew Wiesner
Title:	Director

By:	/s/ Maureen Farley
Name:	Maureen Farley
Title:	Director

[Note Purchase Agreement]

SCHEDULE I

Initial Purchaser	Class	Initial Note Balance	Purchase Price
DBSI	Class A	$252,000,000	100.00%